   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 20, 1998.


                                                      REGISTRATION NO. 333-44919
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                AMENDMENT NO. 2

                                       TO

                                    FORM S-3
                            ------------------------
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                           SOFAMOR DANEK GROUP, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             INDIANA                                                            35-1580052
 (STATE OR OTHER JURISDICTION OF                                             (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)                                           IDENTIFICATION NO.)
                                          1800 PYRAMID PLACE
                                       MEMPHIS, TENNESSEE 38132
                                            (901) 396-2695

  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------
                             RICHARD E. DUERR, JR.
                 VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                           SOFAMOR DANEK GROUP, INC.
                               1800 PYRAMID PLACE
                            MEMPHIS, TENNESSEE 38132
                                 (901) 396-2695
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------
                                    COPY TO:

            CREIGHTON O'M. CONDON, ESQ.                         GERALD S. TANENBAUM, ESQ.
              STEPHEN T. GIOVE, ESQ.                             CAHILL GORDON & REINDEL
                SHEARMAN & STERLING                                  80 PINE STREET
               599 LEXINGTON AVENUE                             NEW YORK, NEW YORK 10005
             NEW YORK, NEW YORK 10022                                (212) 701-3000
                  (212) 848-4000

                            ------------------------
   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
                                    PUBLIC:
   From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following fees and expenses shall be borne by the Company in connection with this offering. All fees and expenses other than the SEC and NASD fees are estimated.(1)

        SEC Registration Fee..........................................................  $ 59,072
        NASD Filing Fee...............................................................    20,524
        NYSE Filing Fee...............................................................    35,000
        Printing and Engraving........................................................   130,000
        Accounting Fees and Expenses..................................................    30,000
        Legal Fees and Expenses.......................................................   210,000
        Miscellaneous.................................................................    15,404
                                                                                        --------
                  TOTAL...............................................................  $500,000
                                                                                        ========

---------------
(1) Each of the Selling Shareholders will pay his or her pro rata portion of the offering expenses.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Sections 23-1-37-1 through 23-1-37-15 of the Indiana Business Corporation Law permit a corporation to indemnify directors and officers against liability incurred in certain proceedings if the individual's conduct was in good faith and the individual reasonably believed, in the case of conduct in the individual's official capacity with the corporation, that such conduct was in the best interests of the corporation and, in all other cases, believed such conduct was at least not opposed to the best interests of the corporation. If the proceeding is criminal, the individual must have at least had no reasonable cause to believe that such conduct was unlawful. The statute requires a corporation to indemnify an individual who is wholly successful on the merits or otherwise in the defense of any proceeding against reasonable expenses incurred by such individual, unless the Articles of Incorporation provide otherwise. The corporation may pay for or reimburse the reasonable expenses incurred by a director or officer who is a party to a proceeding in advance of final disposition of the proceeding if certain conditions are satisfied. Unless otherwise provided in the Articles of Incorporation, a director or officer who is a party to a proceeding may apply for court ordered indemnification. The court may order indemnification if it determines that the director is entitled to mandatory indemnification, in which case the indemnification will include reasonable expenses incurred to obtain the indemnification order; or if it determines that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances. Except in the case of mandatory indemnification, a corporation may indemnify a director or officer only after it is determined that the individual meets the standard of conduct described above. In addition, a corporation may also indemnify and advance expenses to an officer, whether or not a director, to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, general or specific action of its Board of Directors or contract.
Section 23-1-37-14 of the Indiana Business Corporation Law empowers an Indiana corporation to purchase and maintain insurance on behalf of any director or officer against any liability asserted against, or incurred by, any individual serving in such capacity at the request of the corporation or arising out of his or her status as such, whether or not the corporation would have had the power to indemnify against such liability under other provisions of the Indiana Business Corporation Law.

The Amended and Restated Bylaws of the Registrant require the Registrant to indemnify any person who is or was a director or officer of the Registrant against any and all liabilities and reasonable expenses incurred by such person in connection with or resulting from any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The Registrant shall not indemnify any director or officer to the extent that such persons' claim for indemnification arises out of liability (i) for any breach of the director's duty of loyalty to the Registrant or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law or (iii) for any transaction from which the director derived an improper personal benefit.

The Registrant also carries liability insurance covering officers and directors. There is a deductible amount of $100,000 for the Registrant per claim. The policy contains certain exclusions including, but not limited to, certain claims by stockholders.

ITEM 16.  EXHIBITS


    NUMBER
  ASSIGNED IN
REGULATION S-K,
   ITEM 601                                            DESCRIPTION OF EXHIBIT
---------------       ----------------------------------------------------------------------------------------
      1.1          -- Form of Underwriting Agreement
      4.1          -- Form of Certificate for Common Stock incorporated herein by this reference from the
                      Company's Annual Report on Form 10-K (File No. 000-19168)
      5.1          -- Legal opinion of Henderson, Daily, Withrow & DeVoe dated February 19, 1998
     23.1*         -- Consent of Coopers & Lybrand L.L.P.
     23.2          -- Consent of Henderson, Daily, Withrow & DeVoe (included in Exhibit 5.1 filed herewith)
     25.1*         -- Powers of Attorney (included on the signature page of this Registration Statement)


 * Previously filed.


ITEM 17.  UNDERTAKINGS


(a) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant for expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) The undersigned Registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on February 20, 1998.


                                     SOFAMOR DANEK GROUP, INC.


                                     By: /s/ J. MARK MERRILL

                                      ------------------------------------------

                                         Name: J. Mark Merrill


                                         Title: Vice President, Treasurer and
                                         Assistant Secretary



Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement has been signed below by the following persons in the capacities indicated on February 20, 1998.


                  SIGNATURE                                               TITLE
---------------------------------------------   ----------------------------------------------------------

                      *                         Chairman, Chief Executive Office and Director (Principal
---------------------------------------------     Executive Officer)
                E. R. Pickard

                      *                         President, Chief Operating Officer and Director
---------------------------------------------
              James J. Gallogly
                      *                         Group President-Operations and Director
---------------------------------------------
              Robert A. Compton

                      *                         Executive Vice President and Chief Financial Officer
---------------------------------------------
            George G. Griffin III

             /s/ J. MARK MERRILL                Vice President and Treasurer
---------------------------------------------
               J. Mark Merrill

                      *                         Executive Vice President and Director
---------------------------------------------
          Marie-Helene Plais, M.D.

                      *                         Director
---------------------------------------------
                 L.D. Beard

                      *                         Director
---------------------------------------------
            George W. Bryan, Sr.

                      *                         Director
---------------------------------------------
          Samuel F. Hulbert, Ph.D.

                      *                         Director
---------------------------------------------
           Yves Paul Cotrel, M.D.

                      *                         Director
---------------------------------------------
            George F. Rapp, M.D.

---------------
* By power of attorney.

                                 EXHIBIT INDEX


    NUMBER
  ASSIGNED IN
REGULATION S-K,
   ITEM 601                                         DESCRIPTION OF EXHIBIT
---------------       -----------------------------------------------------------------------------------
      1.1          -- Form of Underwriting Agreement
      4.1          -- Form of Certificate for Common Stock incorporated herein by this reference from the
                      Company's Annual Report on Form 10-K (File No. 000-19168)
      5.1          -- Legal opinion of Henderson, Daily, Withrow & DeVoe dated February 19, 1998
     23.1*         -- Consent of Coopers & Lybrand L.L.P.
     23.2          -- Consent of Henderson, Daily, Withrow & DeVoe (included in Exhibit 5.1 filed herewith)
     25.1*         -- Powers of Attorney (included on the signature page of this Registration Statement)



 * Previously filed.